Exhibit 107
Calculation of Filing Fee Table
Form S-1
(Form Type)
Ibotta, Inc.
(Exact name of registrant as specified in its charter)
Table 1 – Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A common stock, $0.00001 par value per share	Rule 457(a)	7,544,805	$84.00	$633,763,620.00(2)	0.00014760	$93,543.51
Fees Previously Paid	Equity	Class A common stock, $0.00001 par value per share	Rule 457(a)	6,468,750	$84.00	$543,375,000.00(2)	0.00014760	$80,202.15
	Total Offering Amounts					$633,763,620.00		$93,543.51
	Total Fees Previously Paid							$80,202.15(3)
	Total Fee Offsets							—
	Net Fee Due							$13,341.36
(1) Includes 984,105 additional shares of Class A common stock that the underwriters have the option to purchase.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(3) The registrant previously paid registration fees of (a) $14,760.00 in connection with the initial filing of this Registration Statement on Form S-1 on March 22, 2024 and (b) $65,442.15 in connection with the filing of Amendment No. 1 to this Registration Statement on Form S-1 on April 8, 2024.